                                                      Exhibit 10.14






                                  January 22, 1996



Mr. Stephen M. Wolf
Rock Hill Farm
Route 701 at Route 709
The Plains, Virginia  22171


Dear Mr. Wolf:

     This letter confirms that in connection with the Employment
Agreement dated as of January 22, 1996 between USAir, Inc. (the
"Company") and you, the Company has agreed to provide you with the additional benefits described herein.

     For the first two years of your employment with the Company, you will be reimbursed for living expenses incurred by you, including expenses for living accommodations near the Company's headquarters, in the amount of $75,000 per year.

     While employed by the Company, you will be reimbursed for reasonable expenses incurred for tax/financial planning up to an annual maximum of $25,000. The tax and/or financial planner you select must be approved by the Company.

     Reimbursement will be made as expenses are incurred upon your submission of appropriate documentation.

     In the event USAir Group, Inc. ("Group") for any reason is unable to award you the stock options or shares of restricted stock described in our January 16, 1996 letter agreement, Group and/or the Company will award you a substitute award, reasonably acceptable to you, with value and terms substantially identical to the value and terms such options and/or shares of restricted stock would have had.








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

Mr. Stephen M. Wolf
January 22, 1996



     Please indicate with your signature below if the foregoing accurately sets forth our agreement on the subject matter hereof.


                              Sincerely yours,

                              /s/Michelle V. Bryan

                              Michelle V. Bryan
                              Vice President, Deputy
                               General Counsel and
                                 Secretary

Agreed:

/s/Stephen Wolf
___________________________
     Stephen Wolf




























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